EXHIBIT 32.1

The following certification is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350). This certification is not to be deemed a part of the Report, nor is it deemed to be “filed” for any purpose whatsoever.

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), the undersigned hereby certifies, to his knowledge, that:

(i) the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii) the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, fairly presents, in all material respects, the financial condition and results of operations of AquaBounty Technologies, Inc.

Dated as of this 5th day of August, 2025.

/s/ David A. Frank
David A. Frank Interim Chief Executive Officer, Chief Financial Officer and Treasurer (Principal Executive Officer and Principal Financial Officer)